Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2019

Q1 GAAP EPS OF $0.39

Q1 ADJUSTED EPS OF $0.92, EXCEEDING GUIDANCE

Q1 COMPARABLE STORE SALES INCREASE 1.5%

COMPANY INCREASES OUTLOOK FOR FISCAL 2019

Columbus, Ohio - May 31, 2019 - Big Lots, Inc. (NYSE: BIG) today reported income of $15.5 million, or $0.39 per diluted share, for the first quarter of fiscal 2019 ended May 4, 2019. This result includes after tax charges totaling $21.4 million, or $0.53 per diluted share, associated with early implementation phases of our strategic business transformation review as well as certain legal settlement loss contingencies. Excluding these charges, adjusted income totaled $37.0 million, or $0.92 per diluted share (see non-GAAP table included later in this release), which compares favorably to our guidance of adjusted income of $0.65 to $0.75 per diluted share (non-GAAP). Adjusted income for the first quarter of fiscal 2018 was $40.0 million, or $0.95 per diluted share (non-GAAP).

Comparable store sales increased 1.5% for the first quarter of fiscal 2019, compared to our guidance of an increase in the low single digits. Net sales for the first quarter of fiscal 2019 totaled $1,296 million, a 2.2% increase compared to $1,268 million for the same period last year, with the increase resulting from positive comparable store sales and sales growth in high volume new stores, or non-comp stores, partially offset by a lower store count year-over-year.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “Q1 was a solid start to our new fiscal year with sales growth and comps in line with guidance and adjusted EPS meaningfully higher than our expectations. Our first quarter sales result represents the fourth consecutive quarter of positive comps, which is encouraging in light of the delayed income tax refunds and macro weather challenges in many of our markets. I continue to be very pleased with the progression of certain longer-term strategic elements of our business and their contribution to our near-term results, including the strong performance in our Store of the Future format, the accelerating sales we’re seeing in our new stores, the continued growth of our Rewards loyalty program, and our ecommerce business, which had its best quarter life-to-date.”

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per diluted share

	Q1 2019	Q1 2018

Earnings per diluted share	$0.39	$0.74

Impact of costs associated with early implementation phases of our strategic business transformation review (1)	$0.39	—

Impact of legal settlement loss contingencies (1)	$0.14	—

Impact of CEO retirement (1)	—	$0.15

Impact of settlement of shareholder litigation matters (1)	—	$0.06

Earnings per diluted share - adjusted basis	$0.92	$0.95

(1) Non-GAAP detailed reconciliation provided in our statements below.

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2019 at $927 million compared to $850 million for same period last year with the increase resulting from the general impact of tariffs on higher first cost of merchandise, our intentional decision to move forward inventory commitments in key categories of Furniture and Soft Home to support earlier resets of fresh, new product, and the slower than anticipated sell through of seasonally sensitive product in Q1 largely due to weather. This growth was partially offset by a lower store count year-over-year.

We ended the first quarter of fiscal 2019 with $64 million of Cash and Cash Equivalents and $470 million of borrowings under our credit facility compared to $65 million of Cash and Cash Equivalents and $174 million of borrowings under our credit facility as of the end of the first quarter of fiscal 2018. Our increase in borrowings is a result of the timing of share repurchase activity year-over-year, elevated investments in strategic initiatives to support future growth, and the timing of higher inventory levels as noted above.

Total Cash Returned To Shareholders
As a reminder, on March 6, 2019, our Board of Directors approved a share repurchase program (“2019 Share Repurchase Program”) providing for the repurchase of up to $50 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. Through the first quarter of fiscal 2019, we invested $48 million to purchase 1.3 million shares, leaving us with approximately $2 million of authorization remaining at the end of the first quarter. The combination of this share repurchase activity and our quarterly dividend payment represents approximately $61 million returned to shareholders during the first quarter of fiscal 2019.

Subsequent to the end of the first quarter of fiscal 2019, we exhausted the authorization remaining under our 2019 Share Repurchase Program. In total for the program, we invested $50 million to repurchase 1.3 million shares, or approximately 3% of the Company’s shares outstanding. Common shares acquired through the 2019 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced in a separate press release earlier today, on May 29, 2019, our Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million is payable on June 28, 2019, to shareholders of record as of the close of business on June 14, 2019.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Q2		Full Year

	2019 Guidance (1)	2018	2019 Guidance (1)	2018 (2)

Earnings per diluted share	$0.05 - $0.15	$0.59	$2.85 - $3.00	$3.83

Non-GAAP items	~$0.30	—	~$0.85	$0.21

Earnings per diluted share - adjusted basis	$0.35 - $0.45	$0.59	$3.70 - $3.85	$4.04

(1) Non-GAAP items in Q2 of fiscal 2019 principally relate to our strategic business transformation review.
(2) Non-GAAP detailed reconciliation provided below.

FISCAL Q2 2019 GUIDANCE (non-GAAP)

•	Provides initial Q2 guidance for adjusted income of $0.35 to $0.45 per diluted share (non-GAAP), compared to income of $0.59 per diluted share for the same period last year

•	Provides initial Q2 guidance for comparable store sales increase in the low single digits

For the second quarter of fiscal 2019, we estimate adjusted income will be in the range of $0.35 to $0.45 per diluted share (non-GAAP), compared to income of $0.59 per diluted share for the second quarter of fiscal 2018. This guidance is based on a comparable store sales increase in the low single digits.

FISCAL 2019 GUIDANCE (non-GAAP)

•
Increases guidance for fiscal 2019 adjusted income to be in the range of $3.70 to $3.85 per diluted share (non-GAAP), compared to our prior guidance of adjusted income of $3.55 to $3.75 per diluted share (non-GAAP)

•	Affirms guidance for fiscal 2019 comparable store sales increase in the low single digits

Based on the actual results for the first quarter and the guidance provided for the second quarter, we are increasing our guidance for the full year of fiscal 2019. We estimate fiscal 2019 adjusted income in the range of $3.70 to $3.85 per diluted share (non-GAAP), compared to our prior guidance of adjusted income of $3.55 to $3.75 per diluted share (non-GAAP). This compares to adjusted income of $4.04 per diluted share (non-GAAP) for fiscal 2018. This outlook is based on a comparable store sales increase in the low single digits. We estimate this financial performance will result in adjusted cash flow (cash provided by operating activities less capital expenditures and the after tax impact of the non-GAAP items) of approximately $100 million (or approximately $65 million when considering non-GAAP items noted in chart above).

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter of fiscal 2019 and provide commentary on our outlook for fiscal 2019. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, June 14, 2019. A replay of this call will also be available beginning today at 12:00 noon through June 14 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International) and entering Replay Passcode 6062298. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,406 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Our mission is to help people Live BIG and Save Lots. We strive to be the BIG difference for a better life by delivering unmatched value to our customers through surprise and delight, being a “best places to work” culture for our associates, rewarding our shareholders with consistent growth and top tier returns, and doing good in our communities as we do well. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 4	MAY 5
	2019	2018
	(Unaudited)	(Recast)

ASSETS

Current assets:
Cash and cash equivalents	$63,572	$64,830
Inventories	926,988	849,627
Other current assets	78,532	137,714
Total current assets	1,069,092	1,052,171

Operating lease right-of-use assets	1,156,656	—

Property and equipment - net	735,957	604,524

Deferred income taxes	15,418	21,335
Other assets	68,522	48,956
	$3,045,645	$1,726,986

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$314,639	$342,185
Current operating lease liabilities	236,016	—
Property, payroll and other taxes	84,016	80,747
Accrued operating expenses	144,058	92,080
Insurance reserves	37,492	72,669
Accrued salaries and wages	32,697	23,019
Income taxes payable	6,551	25,612
Total current liabilities	855,469	636,312

Long-term obligations under bank credit facility	470,400	174,000

Noncurrent operating lease liabilities	960,754	—
Deferred rent	—	59,858
Insurance reserves	53,018	56,321
Unrecognized tax benefits	14,002	15,165
Synthetic lease obligation	—	50,088
Other liabilities	43,671	46,130

Shareholders' equity	648,331	689,112
	$3,045,645	$1,726,986

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 4, 2019		MAY 5, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,295,796	100.0	$1,267,983	100.0
Gross margin	519,047	40.1	511,958	40.4
Selling and administrative expenses	460,605	35.5	438,092	34.6
Depreciation expense	32,797	2.5	28,529	2.2
Operating profit	25,645	2.0	45,337	3.6
Interest expense	(3,733)	(0.3)	(1,576)	(0.1)
Other income (expense)	910	0.1	508	0.0
Income before income taxes	22,822	1.8	44,269	3.5
Income tax expense	7,282	0.6	13,030	1.0
Net income	$15,540	1.2	$31,239	2.5

Earnings per common share
Basic	$0.39		$0.74
Diluted	$0.39		$0.74

Weighted average common shares outstanding
Basic	39,922		42,113
Dilutive effect of share-based awards	80		105
Diluted	40,002		42,218

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 4, 2019	MAY 5, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$57,435	$96,885

Net cash used in investing activities	(76,766)	(65,437)

Net cash provided by (used in) financing activities	36,869	(17,794)

Increase in cash and cash equivalents	17,538	13,654
Cash and cash equivalents:
Beginning of period	46,034	51,176
End of period	$63,572	$64,830

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the first quarter of 2019, the first quarter of 2018, and the full year 2018 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2019 - Thirteen weeks ended May 4, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	As Adjusted (non-GAAP)
Gross margin	$519,047	$6,050	$—	$—	$525,097
Gross margin rate	40.1%	0.5%	—	—	40.5%
Selling and administrative expenses	460,605	—	(15,333)	(7,250)	438,022
Selling and administrative expense rate	35.5%	—	(1.2%)	(0.6%)	33.8%
Operating profit	25,645	6,050	15,333	7,250	54,278
Operating profit rate	2.0%	0.5%	1.2%	0.6%	4.2%
Income tax expense	7,282	1,553	3,935	1,696	14,466
Effective income tax rate	31.9%	(0.8%)	(1.6%)	(1.4%)	28.1%
Net income	15,540	4,497	11,398	5,554	36,989
Diluted earnings per share	$0.39	$0.11	$0.28	$0.14	$0.92

The above adjusted gross margin, adjusted gross margin rate, selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $15,333 ($11,398, net of tax); and (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax).

First quarter of 2018 - Thirteen weeks ended May 5, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$438,092	$(7,018)	$(3,500)	$427,574
Selling and administrative expense rate	34.6%	(0.6%)	(0.3%)	33.7%
Operating profit	45,337	7,018	3,500	55,855
Operating profit rate	3.6%	0.6%	0.3%	4.4%
Income tax expense	13,030	895	879	14,804
Effective income tax rate	29.4%	(2.1%)	(0.3%)	27.0%
Net income	31,239	6,123	2,621	39,983
Diluted earnings per share	$0.74	$0.15	$0.06	$0.95

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Full Year 2018 - Fifty-two weeks ended February 2, 2019

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,778,416	$(7,018)	$(3,500)	$1,767,898
Selling and administrative expense rate	34.0%	(0.1%)	(0.1%)	33.8%
Operating profit	218,509	7,018	3,500	229,027
Operating profit rate	4.2%	0.1%	0.1%	4.4%
Income tax expense	50,719	895	879	52,493
Effective income tax rate	24.4%	(0.4%)	(0.0%)	24.1%
Net income	156,894	6,123	2,621	165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.